Exhibit 99.1
ITW Reports 2013 First Quarter Results and Updates 2013 Earnings Guidance

•	First quarter GAAP diluted earnings per share (EPS) from continuing operations of $1.01 increases 6 percent

•	First quarter Non-GAAP diluted EPS of $0.96 grows 8 percent vs. pro forma first quarter 2012

•	Company moves businesses with more than $600 million of revenues to discontinued operations in Q1

•	First quarter operating margins of 16.5 percent improve 60 basis points vs. prior year quarter

•	Company launches new reporting segments

•	Company maintains full-year EPS midpoint of $4.25

GLENVIEW, ILLINOIS-April 23, 2013-Illinois Tool Works Inc. (NYSE: ITW) today reported first quarter 2013 diluted income per share from continuing operations of $1.01, an increase of 6 percent versus 2012 first quarter earnings of $0.95. Excluding the one-time impact of a $30 million pretax gain associated with the acquisition of the majority interest in a consumer packaging joint venture, adjusted EPS of $0.96 was 8 percent higher than pro forma first quarter 2012 earnings. The adjusted EPS of $0.96 also was $0.01 higher than the Company's original mid-point forecast issued in January 2013. Reconciliations of GAAP to adjusted results, which also exclude the 2012 impact of the Decorative Surfaces business, are included in the attached exhibits.
As part of the first quarter 2013, results of several existing and previously divested businesses were reclassified to discontinued operations. These businesses represent more than $600 million in annual revenues and reduced first quarter 2013 diluted income per share from continuing operations by $0.01. The Company expects an additional $0.06 of EPS dilution from these discontinued businesses for the remainder of the year. Also, as previously announced, the Company has realigned its reporting segments and has restated segment results for prior periods.
Highlights of the 2013 first quarter versus the prior-year period included:
*Total revenues of $4.0 billion declined 8.0 percent due to the Decorative Surfaces segment results included in 2012 and weaker than expected organic revenue activity. Excluding the impact of Decorative Surfaces, total revenues declined 1.8 percent. Total Company organic revenues declined 2.7 percent in the first quarter, a result that was lower than the Company's original forecast in January 2013. By geography, North American organic revenues decreased 1.9 percent and international organic revenues declined 3.5 percent. While European organic revenues fell 5.8 percent, Asia Pacific organic revenues grew 0.5 percent. Notably, China organic revenues increased 10.2 percent.
*The Automotive OEM segment led the Company in organic growth, increasing 4.0 percent. North American automotive organic revenues grew 3 percent, outpacing a North American auto build increase of 1 percent. While European organic revenues declined 2 percent, European auto builds fell 8 percent. Asia Pacific organic revenues increased 24 percent as a result of ITW's growing product penetration amid a robust auto build environment in China.
*Total Company operating margins were 16.5 percent, a 60 basis point improvement versus the year-ago period. Notably, six of the Company's eight reporting segments produced gains in operating margin.
“Despite softer than anticipated demand in many of our end markets, we delivered very solid operating results in the quarter,” said E. Scott Santi, president and chief executive officer.  “Our above-forecast EPS results and 60 basis point year-on-year operating margin improvement were due to strong contributions from our operating leadership and the early stage benefits of our enterprise strategy initiatives.  While the capital goods portion of our overall product portfolio was particularly soft early in the year, we were pleased to see noticeable improvement in demand rates for these products both sequentially and year over year as we moved through the quarter.  In addition, we continued to make significant progress with respect to our portfolio management initiative in the quarter as we announced the strategic review of our Industrial Packaging segment and moved more than $600 million of other non-core revenues to discontinued operations.  With these two moves, we have largely completed the process of identifying the core businesses that will constitute our faster growing and more profitable portfolio moving forward.”
     Incorporating first quarter actual results, the Company is now forecasting full-year organic growth to be in a range of 0 percent to 2 percent versus full-year 2012. The Company is maintaining its $4.25 midpoint forecast for full-year diluted income per share from continuing operations. The full-year diluted income per share from continuing operations forecast range is now $4.15 to $4.35 and assumes a total revenue growth range of 2 percent to 4 percent. For the 2013 second quarter, the Company is forecasting diluted income per share from continuing operations to be in a range of $1.04 to $1.12 and assumes a total revenue growth range of 2.5 percent to 3.5 percent. The full-year and second quarter forecasts include the EPS dilution of discontinued operations described above.
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding organic and total revenue growth, diluted income per share from continuing operations, operating margin growth, and end market conditions. These statements are subject to certain risks, uncertainties and other factors which could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's 2012 Form 10-K.
ITW is a Fortune 150 global diversified industrial manufacturer of value-added consumables and specialty equipment with related service businesses. The Company focuses on solid growth and strong returns across its worldwide platforms and businesses. The businesses serve local customers and markets around the globe, with a significant presence in developed as well as emerging markets. ITW's pro forma revenues totaled $16.3 billion in 2012, with more than half of the revenues generated outside of the United States.
CONTACT: John L. Brooklier, 847-657-4104 or jbrooklier@itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended
(In millions except per share amounts)	March 31
	2013	2012
Operating Revenues	$4,009	$4,358
Cost of revenues	2,502	2,763
Selling, administrative, and research and development expenses	779	832
Amortization of intangible assets	68	69
Operating Income	660	694
Interest expense	(60)	(50)
Other income (expense)	46	8
Income from Continuing Operations Before Income Taxes	646	652
Income Taxes	187	188
Income from Continuing Operations	459	464
Income (Loss) from Discontinued Operations	(105)	22
Net Income	$354	$486

Income Per Share from Continuing Operations:
Basic	$1.02	$0.96
Diluted	$1.01	$0.95
Income (Loss) Per Share from Discontinued Operations:
Basic	$(0.23)	$0.05
Diluted	$(0.23)	$0.05
Net Income Per Share:
Basic	$0.78	$1.01
Diluted	$0.78	$1.00

Shares of Common Stock Outstanding
During the Period:
Average	451.7	482.0
Average assuming dilution	454.8	485.6

FREE OPERATING CASH FLOW	Three Months Ended
	March 31,
	2013	2012
Net cash provided by operating activities	$366	$323
Less: Additions to plant and equipment	(89)	(84)
Free operating cash flow	$277	$239

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

(In millions)	March 31, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and equivalents	$2,662	$2,779
Trade receivables	2,789	2,742
Inventories	1,514	1,585
Deferred income taxes	343	332
Prepaid expenses and other current assets	486	522
Assets held for sale	316	—
Total current assets	8,110	7,960

Net Plant and Equipment	1,960	1,994
Goodwill	5,392	5,530
Intangible Assets	2,182	2,258
Deferred Income Taxes	390	391
Other Assets	1,172	1,176
	$19,206	$19,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$456	$459
Accounts payable	749	676
Accrued expenses	1,235	1,392
Cash dividends payable	171	—
Income taxes payable	99	116
Deferred income taxes	8	8
Liabilities held for sale	84	—
Total current liabilities	2,802	2,651

Noncurrent Liabilities:
Long-term debt	4,556	4,589
Deferred income taxes	309	244
Other liabilities	1,260	1,255
Total noncurrent liabilities	6,125	6,088

Stockholders’ Equity:
Common stock	6	5
Additional paid-in-capital	1,012	1,012
Income reinvested in the business	14,156	13,973
Common stock held in treasury	(5,055)	(4,722)
Accumulated other comprehensive income	155	293
Noncontrolling interest	5	9
Total stockholders’ equity	10,279	10,570
	$19,206	$19,309

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended March 31, 2013					% F(U) vs. prior year
(Dollars in millions)	Total Revenue	Operating Income	Operating Margin	Adjusted Operating Margin*	Total Revenue	Organic (Base) Revenue	Operating Margin
Test & Measurement and Electronics	$520	$68	13.0%	17.2%	(2.1)%	(3.4)%	120 bps
Automotive OEM	589	117	19.8%	19.9%	4.0%	4.0%	10 bps
Polymers & Fluids	495	72	14.6%	18.7%	(5.9)%	(6.7)%	(30) bps
Food Equipment	467	78	16.7%	17.4%	(1.2)%	(2.5)%	70 bps
Welding	472	122	26.0%	26.5%	(4.8)%	(5.5)%	(200) bps
Construction Products	418	49	11.7%	12.7%	(3.3)%	(3.4)%	320 bps
Specialty Products	481	96	19.9%	21.6%	3.6%	0.3%	80 bps
Industrial Packaging	579	72	12.4%	13.5%	(4.7)%	(4.4)%	130 bps
Intersegment	(12)
Total Segments	4,009	674	16.8%	18.5%	(1.8)%	(2.7)%	60 bps
Unallocated	—	(14)	n/a
Total Company	$4,009	$660	16.5%	18.2%	(8.0)%	(2.7)%	60 bps

* Adjusted operating margin excludes intangible amortization and other non-cash acquisition accounting items.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
PRO FORMA RESULTS NON-GAAP (UNAUDITED)

(In millions except per share amounts)	Three Months Ended												Twelve Months Ended
	March 31, 2012			June 30, 2012			September 30, 2012			December 31, 2012			December 31, 2012
	Total Revenue	Operating Income	Diluted EPS	Total Revenue	Operating Income	Diluted EPS	Total Revenue	Operating Income	Diluted EPS	Total Revenue	Operating Income	Diluted EPS	Total Revenue	Operating Income	Diluted EPS
Actual Results (GAAP)	$4,358	$694	$0.95	$4,463	$758	$1.09	$4,337	$752	$1.08	$4,066	$602	$2.11	$17,224	$2,806	$5.21
Decorative Surfaces net gain	—	—	—	—	—	—	—	—	—	—	—	1.37	—	—	1.34
Decorative Surfaces equity interest	—	—	—	—	—	—	—	—	—	—	—	(0.04)	—	—	(0.04)
Decorative Surfaces segment	275	42	0.06	286	48	0.07	267	41	0.06	93	12	0.01	921	143	0.21
Adjusted Results (Pro-forma)	$4,083	$652	$0.89	$4,177	$710	$1.02	$4,070	$711	$1.02	$3,973	$590	$0.77	$16,303	$2,663	$3.70

(In millions except per share amounts)	Three Months Ended
	March 31, 2013
	Total Revenue	Operating Income	Diluted EPS
Actual Results (GAAP)	$4,009	$660	$1.01
Gain on incremental 51% acquisition	—	—	0.05
Adjusted Results (Pro-forma)	$4,009	$660	$0.96

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
OPERATING MARGIN % RECONCILIATION (UNAUDITED)

Three Months Ended
March 31, 2013
	Industrial Packaging	Test & Measurement and Electronics	Automotive OEM	Polymers & Fluids	Food Equipment	Welding	Construction Products	Specialty Products
Operating Margin %	12.4%	13.0%	19.8%	14.6%	16.7%	26.0%	11.7%	19.9%
Amortization of intangible assets and other non-cash acquisition accounting items	1.1%	4.2%	0.1%	4.1%	0.7%	0.5%	1.0%	1.7%
Adjusted Operating Margin %	13.5%	17.2%	19.9%	18.7%	17.4%	26.5%	12.7%	21.6%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME RESTATED FOR DISCONTINUTED OPERATIONS (UNAUDITED)

(In millions except per share amounts)
	1Q 2012	2Q 2012		3Q 2012	4Q 2012	2012 YTD	2011 YTD
Operating Revenues	$4,358	$4,463		$4,337	$4,066	$17,224	$16,991
Cost of revenues	2,763	2,814		2,728	2,600	10,905	10,916
Selling, administrative, and research and development expenses	832	819		788	796	3,235	3,162
Amortization of intangible assets	69	72		67	68	276	244
Impairment of goodwill and other intangible assets	—	—		2	—	2	—
Operating Income	694	758		752	602	2,806	2,669
Interest expense	(50)	(50)		(52)	(61)	(213)	(191)
Gain on sale of interest in Decorative Surfaces	—	—		—	933	933	—
Other income (expense)	8	24		1	(19)	14	54
Income from Continuing Operations before Income Taxes	652	732		701	1,455	3,540	2,532
Income taxes	188	213	196,000,000	196	479	1,076	555
Income from Continuing Operations	464	519		505	976	2,464	1,977
Income from Discontinued Operations	22	362		19	3	406	94
Net Income	$486	$881		$524	$979	$2,870	$2,071

Income Per Share from Continuing Operations:
Basic	$0.96	$1.10		$1.09	$2.12	$5.24	$4.02
Diluted	$0.95	$1.09		$1.08	$2.11	$5.21	$4.00
Income Per Share from Discontinued Operations:
Basic	$0.05	$0.76		$0.04	$0.01	$0.86	$0.19
Diluted	$0.05	$0.76		$0.04	$0.01	$0.86	$0.19
Net Income Per Share:
Basic	$1.01	$1.86		$1.13	$2.13	$6.11	$4.21
Diluted	$1.00	$1.85		$1.12	$2.11	$6.06	$4.19

Shares of Common Stock Outstanding During the Period:
Average	482.0	472.9		464.8	459.7	469.8	491.4
Average assuming dilution	485.6	476.1		468.1	463.1	473.2	494.6

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA RESTATED FOR SEGMENT CHANGES AND DISCONTINUTED OPERATIONS (UNAUDITED)

(Dollars in millions)	Q1 2012			Q2 2012			Q3 2012			Q4 2012			2012 Full Year			2011 Full Year
	Total Revenue	Operating Income	Operating Margin %	Total Revenue	Operating Income	Operating Margin %	Total Revenue	Operating Income	Operating Margin %	Total Revenue	Operating Income	Operating Margin %	Total Revenue	Operating Income	Operating Margin %	Total Revenue	Operating Income	Operating Margin %
Industrial Packaging	$608	$68	11.1%	$622	$78	12.6%	$595	$76	12.8%	$571	$66	11.6%	$2,396	$288	12.0%	$2,436	$270	11.1%
Test & Measurement and Electronics	530	62	11.8%	593	93	15.7%	623	114	18.2%	553	73	13.2%	2,299	342	14.9%	2,011	300	14.9%
Automotive OEM	566	112	19.7%	547	109	19.9%	521	99	19.1%	537	101	18.8%	2,171	421	19.4%	2,092	386	18.4%
Polymers & Fluids	526	78	14.9%	550	91	16.6%	510	81	15.8%	485	76	15.7%	2,071	326	15.8%	2,069	329	15.9%
Food Equipment	473	76	16.0%	476	78	16.4%	491	93	19.0%	499	85	17.0%	1,939	332	17.1%	1,985	311	15.7%
Welding	495	139	28.0%	469	121	25.9%	443	109	24.5%	440	101	23.0%	1,847	470	25.4%	1,724	440	25.5%
Construction Products	433	37	8.5%	453	61	13.4%	442	60	13.7%	433	47	10.8%	1,761	205	11.6%	1,792	226	12.6%
Specialty Products	465	88	19.1%	481	106	22.0%	458	90	19.6%	467	81	17.4%	1,871	365	19.5%	1,856	383	20.6%
Intersegment	(13)			(14)			(13)			(12)			(52)			(58)
Total Segments	$4,083	$660	16.2%	$4,177	$737	17.6%	$4,070	$722	17.7%	$3,973	$630	15.9%	$16,303	$2,749	16.9%	$15,907	$2,645	16.6%
Unallocated	—	(8)	n/a	—	(27)	n/a	—	(11)	n/a	—	(40)	n/a	—	(86)	n/a	—	(130)	n/a
Decorative Surfaces	275	42	15.3%	286	48	16.8%	267	41	15.4%	93	12	12.9%	921	143	15.5%	1,084	154	14.2%
Total Company	$4,358	$694	15.9%	$4,463	$758	17.0%	$4,337	$752	17.3%	$4,066	$602	14.8%	$17,224	$2,806	16.3%	$16,991	$2,669	15.7%